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                                                               Exhibit 10.26.2

                     SECOND LEASE MODIFICATION AGREEMENT

    LEASE MODIFICATION AGREEMENT dated as of the 5th day of April 2000 between 224 West 30 LLC, having an office in care of C & K Properties, Pier 40, West Houston & West Streets, New York, New York 10014 (hereinafter referred to a "Owner") and Medscape, Inc., a Delaware corporation, having an office at 224 West 30th Street, New York, New York 10001 (hereinafter referred to as "Tenant")

                                 WITNESSETH:

    WHEREAS, Owner and Tenant entered into that certain loft lease agreement dated as of February 8, 2000, covering certain commercial loft space more particularly described in said Loft Lease agreement (the "Demised Premises") in the building known as 224 West 30th Street, New York, New York ("the Building"), under the terms and conditions contained therein (hereinafter referred to as the "Loft Lease"): and

    WHEREAS, Owner and Tenant entered into that certain lease modification agreement, dated as of April 5th, 2000, whereby the entire third (3rd) floor of the Building was added to the Demised Premises upon the terms and conditions contained therein (hereinafter referred to as the "Lease Modification Agreement"); and

    WHEREAS, Tenant desires to add to the Demised Premises a portion of the seventh (7th) floor of the Building, approximately as indicated on the location plan annexed hereto and made a part hereof, the rentable square foot area of which Owner and Tenant acknowledge and agree shall be deemed to be 1,377 rentable square feet (the "7th Floor Additional Space); and

    WHEREAS, Tenant and Owner wish to modify the Loft Lease as set forth below;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

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1. ADDITION OF SPACE. A. The 7th Floor Additional Space is hereby added to the Demised Premises effective as of March 3, 2000 (the "7th Floor Additional Space Commencement Date") under the same terms, covenants and conditions of the Loft Lease, except as specifically modified by this agreement and except for Articles 48, 61, 64, and 65 of the Lease which shall no apply to this agreement or the 7th Floor Additional Space.

    B. Effective as of the 7th Floor Additional Space Commencement Date in order to reflect the addition of the 7th Floor Additional Space to the Demised Premises; (1) the fixed annual rent payable under the Loft Lease (exclusive of electricity) shall be increased by the sum of:

(a) $39,933.00 per annum for the period from 7th Floor Additional Space Commencement Date through January 31, 2001 and (b) by the sum of $41,730.00 per annum for the period from February 1, 2001 through January 31, 2002 and
(c) by the sum of $43,608.99 per annum for the period from February 1, 2002 through January 31, 2003 and (d) by the sum of $45,570.00 per annum for the period from February 1, 2003 through January 31, 2004 and (e) by the sum of $47,621.00 per annum for the period from February 1, 2004 through January 31, 2005; and (2) Tenant's Share, as defined in Article 53 of the Loft Lease, shall be amended and increased by one (1%) percent to forty-two and eight tenths (42.8%) percent; and (3) the deemed rentable square foot area of the Demised Premises shall be amended and increased by 1,377 deemed rentable square feet to 61,839 deemed rentable square feet for purposes of the Loft Lease including, without limitation, Articles 53 and 62 thereof; and (4) it shall be material obligation of Tenant under this agreement and the Lease that it shall increase the security deposited with Landlord pursuant to
Article 32 of the Lease by means of cash payment in the sum of $13,311.00 to be delivered to Owner upon execution and delivery of this agreement by Tenant, to be held by Owner in accordance with the provisions of said Article 32 of the Lease, in order that the aggregate amount of security deposited with Landlord shall thereafter be the sum of $460,153.00.

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     2.    CONDITION OF 7TH FLOOR ADDITIONAL SPACE. Tenant expressly
acknowledges that it has inspected the 7th Floor Additional Space and is fully familiar with the physical condition thereof. Tenant agrees to accept the 7th Floor Additional Space as of the 7th Floor Additional Space Commencement Date in its then "as is" condition. Owner shall have no obligation to do any work in or to the 7th Floor Additional Space in order to make them suitable and ready for occupancy and use by Tenant.

     3. SUCCESSORS/ASSIGNS. This agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     4.    ENTIRE AGREEMENT.

           A. This agreement represents the entire understanding between the parties with regard to the matters addressed herein and my only be modified by written agreement executed by all parties hereto. All prior understandings or representations between the parties hereto, oral or written, to the extent that they pertain to the matters addressed herein, are hereby merged herein.

           B. Tenant acknowledges that neither Owner nor any representative or agent of Owner has made any representation or warranty, express or implied, as the the physical condition, state of repair, layout, footage or use of the Demised Premises or any matter or thing affecting or relating to the Demised Premises except as specifically set forth in this Agreement. Tenant has not been induced by and has not relied upon any statement, representation or agreement, whether express or implied, not specifically set forth in this agreement. Tenant shall not be liable or bound in any manner by any oral or written statement, broker's "set-up", representation, agreement or information pertaining to the Demised Premises or this agreement furnished by any real estate broker, agent, servant, employee or other person, unless specifically set forth herein, and no rights are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

     5. EFFECTIVENESS. This agreement shall not be binding upon Owner until executed and delivered by both Owner and Tenant.


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     6.    RATIFICATION.  Except as specifically modified herein, all other terms, covenants and conditions of the Loft Lease are and shall remain in full force and effective and are hereby ratified and confirmed.

     7. NO BROKERS/INDEMNIFICATION: Tenant warrants that it has not dealt with any broker, agent or finder in connection with the 7th Floor Additional Space and that no broker, finder or consultant participated in procuring this agreement other than Harry Krausman of Colliers/ABR, Inc and Sam Gavish of SAG, Inc., each of whom acted solely as consultants to Tenant ("Tenant's Consultants"). Tenant warrants to Owner that is shall pay any fee due to Tenant's Consultants, in accordance with the terms of separate agreements with each of them.

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Tenant hereby indemnifies and agrees to defend and hold Owner, its agents, servants and employees harmless from any suit, action, proceeding, controversy, claim or demand whatsoever at law or in equity that may be instituted against Owner by anyone who claimed to have dealt with Tenant for recovery of compensation or damages for procuring this Agreement or by reason of a breach or purported breach of the representations and warranties contained herein.

    8.   MISCELLANEOUS.

         A. The captions in this agreement are for convenience only are not to be considered in construing this agreement.

         B. This agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this agreement to be drafted.

         C. Terms used in this agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Loft Lease.

         D. If any provision of this agreement or its application to any person or circumstances is invalid or unenforceable to any extent, the remainder of this agreement, or the applicability of such provision to other persons or circumstances, shall be valid and enforceable to the fullest extent permitted by law and shall be deemed to be separate from such invalid or unenforceable provisions and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above.

224 WEST 30 LLC                        MEDSCAPE, INC.

By: /s/ Ben Korman                    By: /s/ Peter Frishauf
   ----------------------------           ---------------------------------
   Ben Korman    Managing Partner
   (Name)       (Title)                   Peter Frishauf - Chairman and Founder

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